UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2024

First BanCorp.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce de Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

(787) 729-8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	FBP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by First BanCorp (the “Corporation”) with the Securities and Exchange Commission on May 29, 2024 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Corporation’s 2024 Annual Meeting of Stockholders held on May 23, 2024 (the “2024 Annual Meeting”). The sole purpose of this Amendment is to disclose the Board of Directors’ (the “Board”) decision regarding how frequently it will conduct future non-binding shareholder advisory votes on executive compensation (“Say-on-Pay votes”). No other changes are being made to the Original Report and this Current Report on Form 8-K/A should be read in conjunction with the Original Report.

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, at the 2024 Annual Meeting, the Corporation’s stockholders cast the greatest number of votes in favor of holding future Say-on-Pay votes on an annual basis. On June 27, 2024, the Board determined that, consistent with the vote of the Corporation’s stockholders and the Board’s recommendation in the Proxy Statement for the 2024 Annual Meeting, the Corporation will continue to hold future Say-on-Pay votes on an annual basis until the next required stockholder vote on the frequency of Say-on-Pay votes is presented to stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2024	First BanCorp.

	By:	/s/ Sara Alvarez
	Name:	Sara Alvarez
	Title:	EVP and General Counsel